UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019

SPIRIT MTA REIT
(Exact name of registrant as specified in its charter)

Maryland	001-38414	82-6712510
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2727 North Harwood Street, Suite 300
Dallas, Texas 75201
(Address of principal executive offices)
(972) 476-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 1, 2019, Spirit MTA REIT (the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). As of March 11, 2019, the record date for the 2019 Annual Meeting, there were 43,085,751 shares of common shares outstanding and entitled to vote at the 2019 Annual Meeting. The Company solicited proxies for the 2019 Annual Meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934.
At the 2019 Annual Meeting, the shareholders of the Company:

•	elected Jackson Hsieh, Steven Shepsman, Steven Panagos, Richard Stockton and Thomas Sullivan to the board of trustees of the Company (the "Board"); and

•	ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
The results of the matters voted upon at the 2019 Annual Meeting were as follows:
Proposal 1: Election of Trustees
Proposal 1 considered at the 2019 Annual Meeting was the election of five trustees to serve on the Board until the 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualify.
The nominees were elected with the following voting results:

Directors	Voted For	Voted Against	Abstentions	Broker Non-Votes
Jackson Hsieh	30,661,890	2,835,860	128,050	4,796,414
Steven G. Panagos	30,918,151	2,579,356	128,293	4,796,414
Steven H. Shepsman	32,802,128	695,360	128,312	4,796,414
Richard J. Stockton	32,799,537	698,180	128,082	4,796,414
Thomas J. Sullivan	32,904,307	593,121	128,372	4,796,414
Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2019

Proposal 2	Voted For	Voted Against	Abstentions	Broker Non-Votes
Ratification of Ernst & Young	38,246,474	125,135	50,605	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT MTA REIT

Date: May 1, 2019	By:	/s/ Ricardo Rodriguez
Ricardo Rodriguez Chief Executive Officer and Chief Financial Officer